EXHIBIT 99.1

New Video: Look Through Our Most Transparent Electricity-Generating SolarWindow™, Ever

VESTAL, N.Y., July 22, 2020 (GLOBE NEWSWIRE) -- SolarWindow Technologies, Inc. (Symbol: WNDW) today released first-person video footage demonstrating its new, highly transparent electricity-generating glass to its stakeholders, building owners, developers, and architects.

Click here to see first-hand, your own clear view through our most transparent electricity-generating SolarWindow™.

SolarWindow™ transparent electricity-generating coatings produce energy when exposed to sunlight, indoor light, low light, reflected light, and even shaded light sources.

Once applied in ultra-thin layers, ordinary glass becomes an electricity-generating SolarWindow™. Nearly invisible wires transport the electricity to edge of the window, which can be routed to power devices, either directly from SolarWindow™ itself or through a building’s electrical system.

“After seeing first-hand the transparency and clarity of our electricity-generating glass, it’s easy to imagine how buildings everywhere could become vertical power generators, ushering in a brand-new age of clean, renewable energy,” stated Mr. Jay Bhogal, President and CEO of SolarWindow.

“Beyond the appealing aesthetics of our SolarWindow™, we now look forward to sharing our largest-ever array of electricity-generating windowpanes.”

Today’s video comes in advance of the Company’s release of its largest electricity-generating SolarWindow™ array, scheduled for August. Sign up to receive notification at http://solarwindow.com/join-our-email-list/.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) is a developer of transparent coatings that generate electricity when deposited onto glass or plastic. When applied to glass, for example, these coatings convert ordinary passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Other potential uses for transparent electricity-generating coatings include, but are not limited to, building facades, balcony railings, curtain walls, skylights, and shading systems, as well as automotive, truck, marine and aircraft applications, various consumer products and military uses.

For additional information, please call Amit Singh at 800-213-0689 or visit: www.solarwindow.com.

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Social Media Disclaimer and Forward-Looking Statements

SolarWindow investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “our goals,” “our mission,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.